

OAKWOOD MORTGAGE INVESTORS, INC. 1998-A                                                                REPORT DATE:  August 12, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                   POOL REPORT # 6
REMITTANCE REPORT                                                                                      Page 1 of 7
REPORTING MONTH:       Jul-98


                       Scheduled Principal Balance of Contracts
---------------------------------------------------------------------------------------

Beginning                                                               Ending
Principal        Scheduled    Prepaid      Liquidated   Contracts       Principal
Balance          Principal    Principal    Principal    Repurchased     Balance
---------------------------------------------------------------------------------------


188,049,996.94  (266,104.64) (775,612.37) (543,240.11)     0.00       186,465,039.82
=======================================================================================







Scheduled                    Scheduled                               Amount
Gross         Servicing      Pass Thru      Liquidation  Reserve     Available for   Limited     Total
Interest      Fee            Interest       Proceeds     Fund Draw   Distribution    Guarantee   Distribution
-------------------------------------------------------------------------------------------------------------


1,710,746.99  156,708.33    1,554,038.66    394,266.14       0.00     3,146,730.14      0.00     3,146,730.14
=============================================================================================================




                                 Certificate Account
---------------------------------------------------------------------------------------

  Beginning             Deposits                         Investment        Ending
   Balance       Principal     Interest   Distributions   Interest        Balance
---------------------------------------------------------------------------------------

   1,093,349.54 1,580,738.52 1,682,500.38 (3,358,799.66)   3,071.59    1,000,860.37
=======================================================================================



                    P&I Advances at Distribution Date
         --------------------------------------------------------


            Beginning      Recovered      Current      Ending
             Balance        Advances      Advances     Balance
         --------------------------------------------------------



           1,166,288.19   1,137,067.89   981,279.82  1,010,500.12
         =========================================================





  OAKWOOD MORTGAGE INVESTORS, INC. 1998-A                                           REPORT DATE:  August 12, 1998
  OAKWOOD ACCEPTANCE CORP. -  SERVICER                                              POOL REPORT #6
  REMITTANCE REPORT
  REPORTING MONTH:               Jul-98                                             Page 2 of 7


  Class B Crossover Test                                Test Met?    Average 60 day delinquency ratio:
  ------------------------------------------            -----------

  (a) Remittance date on or after September 2002            N                         Over 60s    Pool Balance      %
                                                                                    --------------------------------------

  (b) Average 60 day Delinquency rate <=5%                  Y        Current Mo        5,577,540.56  186,465,039.82  2.99%
                                                                     1st Preceding Mo  4,080,900.89  188,049,996.94  2.17%
  (c) Average 30 day Delinquency rate <=7%                  Y        2nd Preceding Mo  3,124,366.31  189,679,324.75  1.65%
                                                                                                      Divided by      3
                                                                                                                 ---------
  (d) Cumulative losses do not exceed the following                                                                  2.27%
   percent of the intitial principal balance of                                                                  =========
   all Certificates
                                                                     Average 30 day delinquency ratio:
             Sep 2002-Feb 2004        7%                    N
             Mar 2004-Feb 2005        8%                    N
             Mar 2005 and thereafter  9%                    N                         Over 30s    Pool Balance      %
                                                                                    --------------------------------------

                                                                     Current Mo       10,835,760.37  186,465,039.82  5.81%
                                                                     1st Preceding Mo  9,531,398.43  188,049,996.94  5.07%
  (e) Current realized loss ratio <=  2.75%                 Y        2nd Preceding Mo  7,565,490.52  189,679,324.75  3.99%
                                                                                                      Divided by    3
                                                                                                                 ---------
  (f) Does Subordinated Certificate percentage equal or                                                              4.96%
       exceed                         32.813%                                                                    =========
       of Pool Scheduled Principal Balance                           Cumulative loss ratio:

             Beginning M balance             15,337,000.00                          Cumulative losses    242,939.21
                                                                                                     ---------------
             Beginning B-1 balance           14,843,000.00           Divided by Initial Certificate
                                                                        Principal                 197,901,846.00    0.123%
             Beginning B-2 balance            6,926,846.00                                                       =========
                                            --------------
                                             37,106,846.00
                                            --------------
             Divided by beginning pool
             balance                        188,049,996.94           Current realized loss ratio:
                                                    19.732% N                          Liquidation       Pool
                                                                                          Losses        Balance
                                                                                    -----------------------------

                                                                     Current Mo          148,973.97  186,465,039.82
                                                                     1st Preceding Mo     47,759.35  188,049,996.94
                                                                     2nd Preceding Mo     35,441.73  189,679,324.75
                                                                                                                  0.495%
                                                                                                                 =========

OAKWOOD MORTGAGE INVESTORS, INC. 1998-A           REPORT DATE:  August 12, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT #     6
REMITTANCE REPORT                                 Page 3 of 7
REPORTING MONTH:               Jul-98




                                          Delinquency Analysis

                                       31 to 59 days       60 to 89 days    90 days and Over  Total Delinq.
                 No. of  Principal           Principal         Principal         Principal           Principal
                 Loans   Balance       #     Balance     #     Balance     #     Balance     #       Balance
                 -------------------------------------------------------------------------------------------------


Excluding Repos 4,922   184,156,861.39  148  5,009,576.25 53  1,882,077.78  42  1,635,927.91  243    8,527,581.94

          Repos    73     2,308,178.43    8    248,643.56 14    507,076.95  51  1,552,457.92   73    2,308,178.43
                -------------------------------------------------------------------------------------------------

          Total 4,995   186,465,039.82  156  5,258,219.81 67  2,389,154.73  93  3,188,385.83  316   10,835,760.37
                =================================================================================================

                                                                                           6.3%         5.81%
                                                                                           =====================

                                                        Repossession Analysis
                          Active Repos          Reversal    Current Month
                          Outstanding          (Redemption)    Repos          Cumulative Repos
                                Principal         Principal        Principal         Principal
                          #     Balance     #     Balance    #     Balance     #     Balance
                          ------------------------------------------------------------------------

Excluding Repos           73   2,308,178.43  0    0.00       29   902,350.79  105  3,219,281.23





OAKWOOD MORTGAGE INVESTORS, INC. 1998-A            REPORT DATE:  August 12, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER                POOL REPORT 6#
REMITTANCE REPORT
REPORTING MONTH:          Jul-98                                     Page 4 of 7

REPOSSESSION LIQUIDATION REPORT



                      Liquidated                                                     Net
 Account   Customer    Principal     Sales     Insur.      Total    Repossession Liquidation  Unrecov.
  Number     Name       Balance    Proceeds    Refunds   Proceeds   Expenses       Proceeds   Advances
-------------------------------------------------------------------------------------------------------
 139065-7 Rhine, K       35,527.90   26,500.00    897.44   27,397.44    500.00    26,897.44    1,203.08
 139828-8 Bowen, A       35,452.24   34,000.00  1,559.36   35,559.36  4,910.00    30,649.36    2,435.53
 140536-4 Huff, L        32,683.61   30,100.00  1,716.84   31,816.84  4,910.00    26,906.84    2,482.73
 140941-6 Condon, R       4,065.95        0.01  1,214.89    1,214.90    500.00       714.90    1,366.29
 141936-5 Grdjan, M      40,490.01   35,400.00  2,885.60   38,285.60  4,910.00    33,375.60    2,049.62
 141982-9 Champney, M    38,231.46   34,500.00  1,275.58   35,775.58  4,910.00    30,865.58    2,528.75
 142761-6 Newfeld, L     31,344.00   29,400.00  2,118.87   31,518.87  4,910.00    26,608.87    2,409.36
 143217-8 Othoudt, T     28,074.44   25,400.00  2,299.60   27,699.60  4,910.00    22,789.60    2,158.04
 143658-3 Trotter, M     36,511.39   31,400.00  2,663.76   34,063.76  4,910.00    29,153.76    2,806.55
 143681-5 Ray, S         29,623.11   27,208.00    790.98   27,998.98  4,910.00    23,088.98    2,273.46
 143927-2 Contreras, C   25,729.34   23,000.00    243.31   23,243.31  4,910.00    18,333.31    1,151.36
 144142-7 Hendershot, R  27,355.02   24,500.00  2,132.78   26,632.78  4,910.00    21,722.78    1,743.70
 144635-0 Tidwell, M     27,898.53   26,400.00  2,367.48   28,767.48  4,910.00    23,857.48    1,970.39
 145322-4 Parkison, H    29,929.53   26,000.00  3,006.45   29,006.45  4,910.00    24,096.45    1,904.95
 145736-5 Baehr, S       26,572.65   27,000.00    239.46   27,239.46  4,910.00    22,329.46    2,132.14
 145782-9 Coffman, E     10,480.85   12,300.00    590.93   12,890.93  4,910.00     7,980.93    1,644.21
 146112-8 Byram, E       44,481.85   43,500.00    912.34   44,412.34  8,720.00    35,692.34    3,197.07
 146469-2 Smith, A       38,788.23   34,650.00  1,517.54   36,167.54  8,720.00    27,447.54    2,787.85
                                                                0.00                   0.00
                                                                0.00                   0.00
                      ---------------------------------------------------------------------------------

                        543,240.11  491,258.01 28,433.21  519,691.22 87,180.00 432,511.22     38,245.08
                      =================================================================================

                           Net       Current
Account   Customer    FHA Insurance  Pass Thru   Period Net    Cumulative
 Number     Name        Coverage     Proceeds    Gain/(Loss)   Gain/(Loss)
----------------------------------------------------------------------------
139065-7 Rhine, K              0.00     25,694.36   (9,833.54)
139828-8 Bowen, A              0.00     28,213.83   (7,238.41)
140536-4 Huff, L               0.00     24,424.11   (8,259.50)
140941-6 Condon, R             0.00       (651.39)  (4,717.34)
141936-5 Grdjan, M             0.00     31,325.98   (9,164.03)
141982-9 Champney, M           0.00     28,336.83   (9,894.63)
142761-6 Newfeld, L            0.00     24,199.51   (7,144.49)
143217-8 Othoudt, T            0.00     20,631.56   (7,442.88)
143658-3 Trotter, M            0.00     26,347.21  (10,164.18)
143681-5 Ray, S                0.00     20,815.52   (8,807.59)
143927-2 Contreras, C          0.00     17,181.95   (8,547.39)
144142-7 Hendershot, R         0.00     19,979.08   (7,375.94)
144635-0 Tidwell, M            0.00     21,887.09   (6,011.44)
145322-4 Parkison, H           0.00     22,191.50   (7,738.03)
145736-5 Baehr, S              0.00     20,197.32   (6,375.33)
145782-9 Coffman, E            0.00      6,336.72   (4,144.13)
146112-8 Byram, E              0.00     32,495.27  (11,986.58)
146469-2 Smith, A              0.00     24,659.69  (14,128.54)
                               0.00          0.00        0.00
                               0.00          0.00        0.00
                            -------------------------------------------------

                               0.00    394,266.14 (148,973.97)  (242,939.21)
                            =================================================

Count    18


OAKWOOD MORTGAGE INVESTORS, INC. 1998-A            REPORT DATE:  August 12, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT #   6
REMITTANCE REPORT
REPORTING MONTH:      Jul-98                          Page 5 of 7


ACCELERATED PRINCIPAL DISTRIBUTION CALCULATION:

          The Accelerated Principal Distribution is equal to the lesser of (C) or the positive difference, if any, between (A) and (B)


      (A) TARGET OVERCOLLATERALIZATION AMOUNT                    989,509.23
                                                             ---------------

      (B) CURRENT OVERCOLLATERALIZATION AMOUNT

              The positive difference, if any, between

                 Scheduled Principal Balance                  188,049,996.94

                 Certificate Principa1 Balance
                  of all outstanding Classes of Certificates   87,060,487.71
                                                             ---------------

                                                                  989,509.23
                                                             ---------------

      (C) CURRENT CLASS X STRIP AMOUNT                            531,006.48
                                                             ---------------


          ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT                     0.00
                                                             ----------------


 OAKWOOD MORTGAGE INVESTORS, INC. 1998-A           REPORT DATE:  August 12, 1998
 OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT #  6
 REMITTANCE REPORT
 REPORTING MONTH:                 Jul-98           Page 6 of 7

 CERTIFICATE PRINCIPAL ANALYSIS

 PRINCIPAL


                             Original      Beginning       Beginning     Current       Current      Ending      Accelerated
          Cert.            Certificate    Certificate      Carryover    Principal     Principal   Carryover      Principal
          Class              Balances       Balances       Principal       Due          Paid      Principal    Distribution
 -----------------------------------------------------------------------------------------------------------------------------


 A-1                          35,000,000.00  24,158,641.71    0.00  1,584,957.12  1,584,957.12       0.00          0.00
 A-1 Outstanding Writedown             0.00           0.00                  0.00

 A-2                          13,950,000.00  13,950,000.00    0.00          0.00          0.00       0.00          0.00
 A-2 Outstanding Writedown             0.00           0.00                  0.00

 A-3                          25,200,000.00  25,200,000.00    0.00          0.00          0.00       0.00          0.00
 A-3 Outstanding Writedown             0.00           0.00                  0.00

 A-4                          33,450,000.00  33,450,000.00    0.00          0.00          0.00       0.00          0.00
 A-4 Outstanding Writedown             0.00           0.00                  0.00

 A-5                          53,195,000.00  53,195,000.00    0.00          0.00          0.00       0.00          0.00
 A-5 Outstanding Writedown             0.00           0.00                  0.00

 M                            15,337,000.00  15,337,000.00    0.00          0.00          0.00       0.00          0.00
 M Outstanding Writedown               0.00           0.00                  0.00

 B-1                          14,843,000.00  14,843,000.00    0.00          0.00          0.00       0.00          0.00
 B-1 Outstanding Writedown             0.00           0.00                  0.00

 B-2                           6,926,846.00   6,926,846.00    0.00          0.00          0.00       0.00          0.00
 B-2 Outstanding Writedown             0.00           0.00                  0.00

 Excess Asset Principal Balance        0.00     989,509.21    0.00          0.00          0.00       0.00          0.00
                          ----------------------------------------------------------------------------------------------------

                             197,901,846.00 188,049,996.92    0.00  1,584,957.12  1,584,957.12       0.00          0.00
                          ====================================================================================================







                                               Ending                    Principal Paid
          Cert.               Writedown     Certificate        Pool      Per $1,000
          Class                Amounts        Balances        Factor     Denomination
 ----------------------------------------------------------------------------------------


 A-1                             0.00  22,573,684.59          64.49624%   45.28
 A-1 Outstanding Writedown       0.00           0.00           0.00        0.00

 A-2                             0.00  13,950,000.00         100.00000%    0.00
 A-2 Outstanding Writedown       0.00           0.00           0.00        0.00

 A-3                             0.00  25,200,000.00         100.00000%    0.00
 A-3 Outstanding Writedown       0.00           0.00           0.00        0.00

 A-4                             0.00  33,450,000.00         100.00000%    0.00
 A-4 Outstanding Writedown       0.00           0.00           0.00        0.00

 A-5                             0.00  53,195,000.00         100.00000%    0.00
 A-5 Outstanding Writedown       0.00           0.00           0.00        0.00

 M                               0.00  15,337,000.00         100.00000%    0.00
 M Outstanding Writedown         0.00           0.00           0.00        0.00

 B-1                             0.00  14,843,000.00         100.00000%    0.00
 B-1 Outstanding Writedown       0.00           0.00           0.00        0.00

 B-2                             0.00   6,926,846.00         100.00000%    0.00
 B-2 Outstanding Writedown       0.00           0.00           0.00        0.00

 Excess Asset Principal
   Balance                       0.00     989,509.21
                           -------------------------

                                 0.00 186,465,039.80
                           =========================


OAKWOOD MORTGAGE INVESTORS, INC. 1998-A            REPORT DATE:  August 12, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT #   6
REMITTANCE REPORT
REPORTING MONTH:          Jul-98                   Page 7 of 7


CERTIFICATE INTEREST ANALYSIS



      Certificate      Remittance  Beginning      Current         Total        Interest       Ending
         Class            Rate      Balance       Accrual         Paid         Shortfall     Balance
                       ---------------------------------------------------------------------------------


 A-1                       6.20000%     0.00    124,819.65      124,819.65          0.00         0.00
 A-1  Carryover Interest   0.00         0.00          0.00            0.00          0.00         0.00
 A-1  Writedown Interest   0.00         0.00          0.00            0.00          0.00         0.00

 A-2                       6.10000%     0.00     70,912.50       70,912.50          0.00         0.00
 A-2  Carryover Interest   0.00         0.00          0.00            0.00          0.00         0.00
 A-2  Writedown Interest   0.00         0.00          0.00            0.00          0.00         0.00

 A-3                       6.05000%     0.00    127,050.00      127,050.00          0.00         0.00
 A-3  Carryover Interest   0.00         0.00          0.00            0.00          0.00         0.00
 A-3  Writedown Interest   0.00         0.00          0.00            0.00          0.00         0.00

 A-4                       6.20000%     0.00    172,825.00      172,825.00          0.00         0.00
 A-4  Carryover Interest   0.00         0.00          0.00            0.00          0.00         0.00
 A-4  Writedown Interest   0.00         0.00          0.00            0.00          0.00         0.00

 A-5                       6.70000%     0.00    297,005.42      297,005.42          0.00         0.00
 A-5  Carryover Interest   0.00         0.00          0.00            0.00          0.00         0.00
 A-5  Writedown Interest   0.00         0.00          0.00            0.00          0.00         0.00

 M                         6.82500%     0.00     87,229.19       87,229.19          0.00         0.00
 M  Carryover Interest     0.00         0.00          0.00            0.00          0.00         0.00
 M  Writedown Interest     0.00         0.00          0.00            0.00          0.00         0.00

 B-1                       7.50000%     0.00     92,768.75       92,768.75          0.00         0.00
 B-1  Carryover Interest   0.00         0.00          0.00            0.00          0.00         0.00
 B-1  Writedown Interest   0.00         0.00          0.00            0.00          0.00         0.00

 B-2                       8.73500%     0.00     50,421.67       50,421.67          0.00         0.00
 B-2  Carryover Interest   0.00         0.00          0.00            0.00          0.00         0.00
 B-2  Writedown Interest   0.00         0.00          0.00            0.00          0.00         0.00


 X                              1,083,474.45    531,006.48      382,032.51    148,973.97 1,232,448.42


 R                                      0.00          0.00            0.00          0.00         0.00

 Service Fee                            0.00    156,708.33      156,708.33          0.00         0.00
                             ------------------------------------------------------------------------

                                1,083,474.45  1,710,746.99    1,561,773.02    148,973.97 1,232,448.42
                             ========================================================================



                          Interest Paid
      Certificate           Per $1,000           Cert.          TOTAL
         Class             Denomination         Class      DISTRIBUTION
                       --------------------------------------------------


 A-1                            5.17        A-1           1,709,776.77
 A-1  Carryover Interest        0.00
 A-1  Writedown Interest        0.00

 A-2                            5.08        A-2              70,912.50
 A-2  Carryover Interest        0.00
 A-2  Writedown Interest        0.00

 A-3                            5.04        A-3             127,050.00
 A-3  Carryover Interest        0.00
 A-3  Writedown Interest        0.00

 A-4                            5.17        A-4             172,825.00
 A-4  Carryover Interest        0.00
 A-4  Writedown Interest        0.00

 A-5                            5.58        A-5             297,005.42
 A-5  Carryover Interest        0.00
 A-5  Writedown Interest        0.00

 M                              5.69         M               87,229.19
 M  Carryover Interest          0.00
 M  Writedown Interest          0.00

 B-1                            6.25        B-1              92,768.75
 B-1  Carryover Interest        0.00
 B-1  Writedown Interest        0.00

 B-2                            7.28        B-2              50,421.67
 B-2  Carryover Interest        0.00                                   CUMULATIVE X INTEREST SHORTFALL             1,232,448.42
 B-2  Writedown Interest        0.00                                   CUMULATIVE ACCELERATED PRINCIPAL DISTRIB     (989,509.21)
                                                                                                                 --------------

 X                                           X              382,032.51       CUMULATIVE LOSSES                       242,939.21
                                                                                                                 --------------

 R                                           R                    0.00

 Service Fee                                                156,708.33
                                                        --------------

                                                          3,146,730.14
                                                        ==============
